UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 25, 2007

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment
                   of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At its meeting on October 25, 2007, the Organization and Compensation Committee recommended and the Board of Directors approved changes to the Company's benefit plans as described herein.

Officers' Target Retirement Plan

Based upon a review of the Company's retirement programs by the Company's compensation consultant, Mercer, and a competitive analysis by the Board's compensation consultant, Frederic W. Cook Co., Inc., the following decisions were made:

  The benefits in the Officers' Target Retirement Plan were frozen as of October 31, 2007 to participants not then retired.
  No new participants may join the Officers' Target Retirement Plan after October 31, 2007.
  The present value of accrued benefits for all active participants will be transferred to the Supplemental Executive Retirement and Savings Plan as of November 1, 2007. The amounts to be transferred were calculated based on the greater of (a) the October 31, 2007 Officers' Target Retirement Plan benefit; or (b) the present value of the Officers' Target Retirement Plan benefit projected to December 31, 2009 had the Officers' Target Retirement Plan continued. The following assumptions were used:

(a) 4% future base salary increases and annual incentive payouts assumed at Target levels for purposes of projecting compensation in 2008 and 2009;

(b) The October 31, 2007 Officers' Target Retirement Plan benefit was determined as of September 30, 2007 using the participant's age, service, final average compensation and the actual Humana Retirement & Savings Plan and Supplemental Executive Retirement & Savings Plan balances as of September 30, 2007. The September 30, 2007 benefit was accumulated at an 8% interest rate (as specified in the Officers' Target Retirement Plan) for one month to October 31, 2007;

(c) 7% assumed future investment earnings in the Humana Retirement & Savings Plan and Supplemental Executive Retirement & Savings Plan;

(d) 7% discount rate for determining present value of projected December 31, 2009 benefit; and

(e) all other assumptions as specified by the terms of the Officers' Target Retirement Plan.

Listed below are amounts that will be transferred to the Supplemental Executive Retirement and Savings Plan ("SERSP") for the Company's Named Executive Officers.

Named Executive Officer	Title	Amount Transferred To SERSP
Michael B. McCallister James H. Bloem James E. Murray Jonathan T. Lord, M.D. Bruce J. Goodman

President & Chief Executive Officer
Sr. Vice President, Chief Financial
    Officer & Treasurer
Chief Operating Officer
Sr. Vice President & Chief
    Innovation Officer
Sr. Vice President & Chief Service
    and Information Officer

$6,892,177 608,501 1,295,058 585,983 181,154

Supplemental Executive Retirement and Savings Plan

Additional amendments were made to the Supplemental Executive Retirement and Savings Plan as follows:

      Elimination of Humana Unitized Stock Fund as an investment option for future allocations for certain participants, including the Company's Named Executive Officers.
      Investment elections may be made separately from elections under the Humana Retirement and Savings Plan and may be changed daily.
      Subject to certain limitations, the Supplemental Executive Retirement & Savings Plan may be amended by a committee appointed pursuant to the Humana Retirement and Savings Plan in any manner (a) necessary to comply with Section 409A of the Internal Revenue Code; or (b) that does not materially increase the liability of the Supplemental Executive Retirement & Savings Plan.

Additionally, the form of the Company's Change in Control Agreement, the officer's severance policy and the Management and Executive Incentive Plans were amended to comply with Section 409A. These amendments did not increase the amount payable thereunder but generally addressed the timing and form of payment of benefits under the plans and agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Kathleen Pellegrino Kathleen Pellegrino Vice President & Acting General Counsel

Dated:    October 30, 2007